HOTCHKIS & WILEY FUNDS
AMENDMENT TO THE
AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

    THIS AMENDMENT, effective as of December 16, 2023, to the Amended and Restated Transfer Agent Servicing Agreement, dated as of October 1, 2018 (the "Transfer Agent Agreement"), is entered into by and between HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Transfer Agent Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to update the Series of the Trust; and

WHEREAS, Section 13 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that Exhibit A of the Transfer Agent Agreement is superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of December 16, 2023.

HOTCHKIS & WILEY FUNDS         U.S. BANCORP FUND SERVICES, LLC

By: Anna Marie Lopez_______________        By: _Gregory Farley_________________

Printed Name: /s/ Anna Marie Lopez____        Printed Name: /s/ Gregory Farley_______

Title:     _President____________________        Title: _Sr. Vice President_____________

Exhibit A
to the
Transfer Agent Servicing Agreement

Separate Series of HOTCHKIS & WILEY Funds

Name of Series    Date Added
Hotchkis & Wiley Value Opportunities Fund        12-31-2002
Hotchkis & Wiley Diversified Value Fund        08-24-2004
Hotchkis & Wiley Large Cap Value Fund        10-19-2001
Hotchkis & Wiley Mid-Cap Value Fund        10-19-2001
Hotchkis & Wiley Small Cap Value Fund        10-19-2001
Hotchkis & Wiley High Yield Fund        03-31-2009
Hotchkis & Wiley Global Value Fund                           12-31-2012
Hotchkis & Wiley Small Cap Diversified Value Fund                  06-30-2014
Hotchkis & Wiley International Value Fund                         12-31-2015
Hotchkis & Wiley International Small Cap Diversified Value Fund         06-30-2020
HW Opportunities MP Fund    12/16/2023

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